Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Artemis Therapeutics, Inc., or the Company, on Form 10-Q for the period ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Shimon Citron, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 18, 2023	By: /s/ Shimon Citron
Shimon Citron
Chief Executive Officer
(Principal Executive Officer)